As filed with the Securities and Exchange Commission on June 30, 2017

Registration No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

___________________

Delaware	14-1951112
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2401 East Katella Avenue, Suite 300

Anaheim, California 92806
 (Address, including zip code, of Principal Executive Offices)

___________________

Willdan Group, Inc.

Amended and Restated 2006 Employee Stock Purchase Plan

(Full title of the plan)

___________________

Stacy B. McLaughlin

Vice President and Chief Financial Officer

Willdan Group, Inc.

2401 East Katella Avenue, Suite 300

Anaheim, California 92806
(800) 424-9144

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

John-Paul Motley, Esq.
O’Melveny & Myers LLP

400 South Hope Street

Los Angeles, CA 90071

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION  OF REGISTRATION  FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share	825,000(1) Shares	$30.09(2)	$24,824,250(2)	$2,877.13(2)
(1)

This Registration Statement covers, in addition to the number of shares of Willdan Group, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Willdan Group, Inc. Amended and Restated 2006 Employee Stock Purchase Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 28, 2017, as quoted on the Nasdaq Global Market.

The Exhibit Index for this Registration Statement is at page 8.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

__________________________

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)       The Company’s Registration Statement on Form S-8, filed with the Commission on December 5, 2006 (Commission File No. 333-139127);

(b)       The Company’s Annual Report on Form 10-K for its fiscal year ended December 30, 2016, filed with the Commission on March 10, 2017 (Commission File No. 001-33076);

(c)       The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2017, filed with the Commission on May 5, 2017 (Commission File No. 001-33076);

(d)       The Company’s Current Reports on Form 8-K, filed with the Commission on January 24, 2017, March 9, 2017 (with respect to Items 5.02 and 8.01 only), April 18, 2017 and June 9, 2017 (each, Commission File No. 001-33076); and

(e)       The description of the Company’s Common Stock contained in its Current Report on Form 8-K, filed with the Commission on April 18, 2017 (Commission File No. 001-33076), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

See the attached Exhibit Index at page 8, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on June 30, 2017.

WILLDAN GROUP, INC.

By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas D. Brisbin and Stacy B. McLaughlin, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas D. Brisbin Thomas D. Brisbin	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2017
/s/ Stacy B. McLaughlin Stacy B. McLaughlin	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2017

/s/ Steven A. Cohen Steven A. Cohen	Director	June 30, 2017
/s/ Raymond W. Holdsworth Raymond W. Holdsworth	Director	June 30, 2017
/s/ Douglas J. McEachern Douglas J. McEachern	Director	June 30, 2017
/s/ Dennis V. McGinn Dennis V. McGinn	Director	June 30, 2017
/s/ Curtis S. Probst Curtis S. Probst	Director	June 30, 2017
/s/ Keith W. Renken Keith W. Renken	Director	June 30, 2017
/s/ Mohammad Shahidehpour Mohammad Shahidehpour	Director	June 30, 2017
/s/ Win Westfall Win Westfall	Director	June 30, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.

Willdan Group, Inc. Amended and Restated 2006 Employee Stock Purchase Plan. (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 9, 2017 (Commission File No. 001-33076) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).